UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2014

PERVASIP CORP.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 North Street

White Plains, NY 10605

 (Address of principal executive offices)

(914) 750-9339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 4, 2014, Pervasip Corp. (the “Company”) received net proceeds of $60,000 as a result of a securities purchase agreement with Diamond Remark, Inc. (“Diamond”) for the sale of a convertible promissory note (the “Note”) in the principal amount of $63,000.

The Note, which is due on June 26, 2015, bears interest at the rate of 8% per annum. All principal and accrued interest on the Note is convertible into shares of the Company's common stock at the election of Diamond at any time after 180 days from September 4, 2014, at a conversion price equal to a 49% discount to the average of the 3 lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. Failure of the Company to deliver shares to Diamond upon conversion shall result in a payment to Diamond of $2,000 in cash per day. If the Company desires to exercise its right to prepay the Note during the first 180 days after its issuance, the prepayment penalty ranges from 120% of all amounts owed to Diamond to 150% of all amount owed, depending on the date of payment. There is no right to prepay after the 181st day of issuance.

While the Note is outstanding, the Company agreed, among other things, not to make any distributions on its stock, not to repurchase any shares, not to incur certain liabilities for borrowed money, or sell assets outside of the ordinary course of business. The Company agreed to effectuate a reverse stock split of its issued and outstanding common stock in an amount not less than 10 shares for 1 share within one hundred fifty (150) days from the date of funding.

Diamond agreed to restrict its ability to convert the Note and receive shares of the Company if the number of shares of common stock beneficially held by Diamond and its affiliates in the aggregate after such conversion exceeds 4.99% of the then outstanding shares of common stock.

The Note contains default events which, if triggered and not timely cured (if curable), will result in a default interest rate of 22% per annum.

For all the terms and conditions of the securities purchase agreement and Note described above, reference is hereby made to such agreement and note annexed hereto as Exhibit 10.1 and Exhibit 4.1, respectively. All statements made herein concerning the foregoing agreement and Note are qualified by reference to said exhibits.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The aforementioned sale of securities, were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Section 4(2) of the Act on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and Diamond represented to us that it was an “accredited investor,” as defined in the Act.

Item 9.01  Financial Statements and Exhibits.

Exhibits

4.1	Convertible Promissory Note dated August 26, 2014 in the original principal amount of $63,000 payable to Diamond Remark, Inc.
10.1	Securities Purchase Agreement dated August 26, 2014 by and between Pervasip Corp. and Diamond Remark, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: September 11, 2014	By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer